HomeStreet, Inc. Reports First Quarter 2013 Results
Net Income of $10.9 Million; Return on Equity of 16.0%
SEATTLE – April 29, 2013 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $10.9 million, or $0.74 per diluted share, for the first quarter of 2013, compared to net income of $21.5 million, or $1.46 per share, for the fourth quarter of 2012 and $20.0 million, or $1.86 per share, for the first quarter of 2012.

•	Financial performance for first quarter 2013:

▪	Pre-tax income of $16.4 million, down 42.6% from the fourth quarter of 2012 and down 10.2% from the first quarter of 2012.

▪
Net interest margin, excluding the impact of a $1.4 million prior period interest expense correction, was 3.06%, unchanged from the fourth quarter of 2012 and improved from 2.51% in the first quarter of 2012. Including the impact of the interest expense correction, net interest margin was 2.81% for the quarter.

▪
The Company's estimated annual effective income tax rate for the quarter was 33.2% as compared to 20.8% for 2012. The prior year effective income tax rate reflected the benefit of the full reversal of deferred tax asset valuation allowances.

▪	Return on average equity of 16.0% and return on average assets of 1.75%.

•	Mortgage banking results for first quarter 2013:

▪
Single family mortgage closed loan production of $1.19 billion, down 21.5% from the fourth quarter of 2012 and up 67.4% from the first quarter of 2012. Sequential quarter decrease in closed loan production due to reduced regional market origination activity partially offset by continued growth in production personnel.

▪	Net gain on mortgage origination and sale activities of $53.9 million, down 21.6% from the fourth quarter of 2012 and up 82.8% from the first quarter of 2012.

•	Other highlights:

▪
Loans held for investment were $1.36 billion at March 31, 2013, a net increase of $50.0 million, or 3.8%, from December 31, 2012 with $114.8 million of new loan commitments and originations in all of HomeStreet's lending product lines: commercial and industrial, commercial real estate, residential construction and single family mortgage.

▪	Transaction and savings deposits grew to $1.16 billion, or 60.1% of total deposits, up from $1.05 billion, or 52.9% of total deposits, at December 31, 2012.

▪	During the quarter, HomeStreet added 32 mortgage production personnel and opened three new mortgage loan production offices, including opening a stand-alone lending center in Pasadena, California.

▪
As a result of the overall improvement in the Company’s financial condition, results of operations and risk profile, in March 2013 the Federal Reserve Board terminated the cease and desist order that had been imposed on the Company in May 2009.

▪	In March 2013, the Company paid all deferred interest due on its outstanding Trust Preferred Securities (TruPS) and the current interest payment due on March 15, 2013.

▪	On April 22, 2013, the Company paid a common stock dividend of $0.11 per share payable to shareholders of record as of April 11, 2013.

“We were very pleased to declare a dividend in the first quarter, our first since 2008, reflecting our strong profitability and financial condition and the recent removal of the final regulatory order instituted during the recession,” said President and Chief Executive Officer Mark K. Mason. "HomeStreet's loan portfolio grew for the third consecutive quarter with new lending in each of our traditional lending lines. To support this growth, we continued to expand our branch network with the addition of three new mortgage lending offices and our third commercial lending center. As the mortgage market transitions, we will continue to focus on the purchase mortgage business, growing our mortgage production capacity and personnel, and working toward our long-term goal of business diversification.”
Mortgage Banking
Mortgage Production
Single family mortgage interest rate lock commitments, net of estimated fall out, totaled $1.04 billion in the first quarter of 2013, down $219.1 million, or 17.5%, from $1.25 billion in the fourth quarter of 2012 and up $120.7 million, or 13.2%, from the first quarter of 2012. The decline in interest rate lock commitments in the first quarter of 2013 as compared to the fourth quarter of 2012 reflected an overall decrease in regional mortgage origination activity in part due to expected seasonal weakness, as well as historically low housing inventories that constrained the purchase market. The overall decline was partially offset by the continued expansion of our mortgage production personnel which grew by 9.4% in the first quarter.
The Company has historically pursued an origination strategy focused on the purchase mortgage market, while retaining its customers through refinancing their mortgages as well as through repeat purchase transactions.  Consequently, our originations have historically had a higher composition of purchase mortgages than peer institutions.  We expect to grow our purchase mortgage and overall market share as total mortgage market originations decline and the market transitions away from one dominated by mortgage refinancing. First quarter interest rate lock commitments were comprised of 50% purchases and 50% refinance transactions compared to 33% purchases and 67% refinances in the fourth quarter 2012.
Single family closed loan volume designated for sale was $1.19 billion in the first quarter of 2013, down $326.8 million, or 21.5%, from $1.52 billion in the fourth quarter of 2012 and up $479.9 million, or 67.4%, from $712.3 million in the first quarter of 2012. At March 31, 2013, the combined pipeline of outstanding rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $909.5 million, compared to a total of $1.18 billion at December 31, 2012.
Net gain on mortgage loan origination and sale activities in the first quarter of 2013 was $53.9 million, a decrease of $14.8 million, or 21.6%, from the fourth quarter of 2012 and up $24.4 million, or 82.8%, from the first quarter of 2012. The results for the first quarter of 2013 include an adjustment of $4.3 million related to a change in accounting estimate that resulted from a change in the application of our methodology used to value the Company's interest rate lock commitments. This refinement of the Company's valuation methodology was effective on March 31, 2013.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, the Company analyzes the profitability of these activities using a 'Composite Margin,' which is comprised of the ratios of the components to their respective populations of interest rate lock commitments, loans closed and loans sold. The Composite Margin for the first quarter of 2013 was 412 basis points, down from 494 basis points in the prior quarter (see the Mortgage Banking Activity table for details).
Mortgage Servicing
Mortgage servicing income of $3.1 million in the first quarter of 2013 increased $2.4 million, or 371.9% from the fourth quarter of 2012 and decreased $4.8 million, or 61.0% from the first quarter of 2012. The increase from the fourth quarter of 2012 was primarily driven by the impact in the prior quarter of changes in the fair value of the Company's mortgage servicing rights (MSRs) due to changes in model inputs and assumptions related to changes to the Federal Housing Administration (FHA) streamlined refinance program and expected increases in housing values, both of which generally lead to higher projected prepayment speeds, which are not within the scope of the Company's MSR hedging strategy.  Additionally, during the first quarter of 2013 actual prepayment speeds were lower due to seasonality and reduced refinance activities.
The decrease from the prior year period largely reflected a reduction in sensitivity to interest rates for MSRs, which has enabled the Company to reduce the notional amount of derivative instruments used to economically hedge MSRs. The lower notional amount of derivative instruments, along with lower effective yields on derivative instruments utilized to hedge MSRs, resulted in lower net gains from MSR risk management, which negatively impacted mortgage servicing income.
Mortgage servicing fees collected in the first quarter of 2013 increased $84 thousand, or 1.1%, from the fourth quarter of 2012 and increased $1.2 million, or 18.2%, from the first quarter of 2012. The total loans serviced for others portfolio increased to $10.49 billion compared to $9.65 billion at December 31, 2012, primarily due to the increase in single family loans serviced for others.
Asset Quality
Classified assets of $90.1 million, or 3.59% of total assets at March 31, 2013, increased by $3.8 million, or 4%, from $86.3 million, or 3.28% of total assets, at December 31, 2012. Nonperforming assets (NPAs) of $53.8 million, or 2.14% of total assets at March 31, 2013, were relatively unchanged from nonperforming asset balances at December 31, 2012.
Nonaccrual loans of $32.1 million, or 2.31% of total loans at March 31, 2013, increased from $29.9 million, or 2.23% of total loans at December 31, 2012, primarily driven by an increase in nonaccrual single family loans. Other real estate owned (OREO) balances of $21.7 million at March 31, 2013 declined from $23.9 million at December 31, 2012, primarily as a result of valuation adjustments on certain commercial real estate properties. Loan delinquencies of $92.6 million, or 6.66% of total loans at March 31, 2013, were relatively unchanged from delinquencies of $88.2 million, or 6.58% of total loans at December 31, 2012. Excluding FHA-insured and Department of Veterans' Affairs (VA)-guaranteed single family mortgage loans, loan delinquencies were $38.5 million, or 2.94% of total non-FHA/VA loans at March 31, 2013 as compared to 2.93% at December 31, 2012.
The allowance for credit losses was $28.6 million at March 31, 2013 as compared to $27.8 million at December 31, 2012. The marginal increase in the allowance for credit losses primarily resulted from the continued growth of the Company's loan portfolio. The allowance for loan losses (which excludes the allowance for unfunded commitments) as a percentage of loans held for investment declined slightly to 2.04% of total loans at March 31, 2013 compared to 2.06% of total loans at December 31, 2012. A provision for credit losses of $2.0 million was recorded for the first quarter of 2013, compared to $4.0 million recorded in the fourth quarter of 2012 and zero in the first quarter of 2012. Net charge-offs in the quarter decreased to $1.2 million, down from $3.9 million in the fourth quarter of 2012 and $7.4 million in the first quarter of 2012.

Branch Banking
Deposit balances were $1.93 billion at March 31, 2013 as compared to $1.98 billion at December 31, 2012 and $2.00 billion at March 31, 2012. Certificates of deposit decreased $132.3 million, or 20%, from the prior quarter and $367.5 million, or 41%, from a year ago as a result of the managed reduction of these higher-cost deposits and replacement with transaction and savings deposits, which increased $117.1 million, or 11%, from the prior quarter and $301.3 million, or 35%, from a year ago. The improvement in the composition of deposits was primarily the result of our successful efforts to attract transaction and savings deposit balances through our branch network and convert customers with maturing certificates of deposit to transaction and savings deposits.
Results of Operations
Net Interest Income
Net interest income in the first quarter of 2013 was $15.2 million, down $1.4 million, or 8%, from the fourth quarter of 2012 and up $2.4 million, or 19%, from the first quarter of 2012. Interest expense for the first quarter of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. The first quarter of 2013 net interest margin, on a tax equivalent basis, decreased to 2.81% from 3.06% in the fourth quarter of 2012, but was up from 2.51% in the first quarter of 2012. The Company's net interest margin for the first quarter of 2013 excluding the impact of the $1.4 million prior period interest expense correction was 3.06%.
Total average interest earning assets increased from the first quarter of 2012 primarily as a result of higher mortgage production volumes resulting in a higher average balance of loans held for sale, partially offset by a decrease in cash and cash equivalents which had been used to fund loans held for sale. Total average interest bearing deposit balances declined from the prior periods mostly as a result of a decline in higher-cost certificates of deposit, partially offset by an increase in transaction and savings deposits.
Noninterest Income
Noninterest income in the first quarter of 2013 was $58.9 million, down $12.8 million, or 18%, from $71.7 million in the fourth quarter of 2012 and up $18.8 million, or 47%, from $40.1 million in the first quarter of 2012. The decrease from the prior quarter was primarily driven by lower mortgage loan origination and sale revenue, being partially offset by higher mortgage servicing income.
The increase from the first quarter of 2012 was primarily driven by increased mortgage loan origination and sale revenue, primarily resulting from increased single family loan production volume and higher secondary market profit margins. Partially offsetting this increase to noninterest income was a decrease in mortgage servicing income, primarily resulting from a reduction in income recognized from MSR risk management activities.
Noninterest Expense
Noninterest expense of $55.8 million in the first quarter of 2013 was unchanged from the fourth quarter of 2012, and was up $21.1 million, or 61%, from $34.7 million in the first quarter of 2012. During the first quarter of 2013, a decrease in salaries and related costs resulting from lower incentive bonuses and mortgage origination commissions was partially offset by higher salary and benefits costs of new employees, seasonally higher payroll taxes, and increased general and administrative expenses resulting from higher marketing, collection and loan expenses when compared to the fourth quarter of 2012.

The increase in noninterest expense compared to a year ago was primarily due to an increase in salaries and related costs, including commissions to lending personnel, and higher general and administrative expenses, reflecting the Company's growth and increased mortgage production capacity.
Income Taxes
The Company's income tax expense was $5.4 million for the quarter. The Company's estimated annual effective income tax rate for the quarter was 33.2% as compared to 20.8% for 2012. The prior year effective income tax rate reflected the benefit of the full reversal of deferred tax asset valuation allowances.
Capital
Regulatory capital ratios for the Bank are as follows:

	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Well-capitalized ratios
Tier 1 leverage capital (to average assets)	11.97%	11.78%	9.33%	5.00%
Tier 1 risk-based capital (to risk-weighted assets)	19.21%	18.05%	14.23%	6.00%
Total risk-based capital (to risk-weighted assets)	20.47%	19.31%	15.50%	10.00%
The Bank continues to meet the capital requirements of a "well-capitalized" institution.
Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Monday, April 29, 2013 at 10:00 a.m. PST (1:00 p.m. EST). The Company will discuss first quarter 2013 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 shortly before 10:00 a.m. PST. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10023354.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and commercial banking, investment and insurance products and services in Washington, Oregon and Hawaii. HomeStreet Bank conducts lending activities in Washington, Oregon, Hawaii, Idaho, California, Arizona, Utah and Alaska.  For more information, visit http://ir.homestreet.com. Information contained in or linked from our website is not incorporated into, and does not form a part of, this release.
Forward-Looking Statements
This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). Further, our ability to pay cash dividends in the future is dependent upon a variety of factors, including our net income, liquidity, capital resources, regulatory and financial condition, and our compliance with the terms of our trust preferred securities and applicable banking laws and regulations. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2012 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2012, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter ended
(dollars in thousands, except share data)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Operations Data (for the period ended):
Net interest income (1)	$15,235	$16,591	$16,520	$14,799	$12,833
Provision for loan losses	2,000	4,000	5,500	2,000	—
Noninterest income	58,901	71,720	68,976	56,743	40,097
Noninterest expense	55,757	55,754	45,819	46,847	34,687
Net income before taxes	16,379	28,557	34,177	22,695	18,243
Income taxes	5,439	7,060	12,186	4,017	(1,716)
Net income	$10,940	$21,497	$21,991	$18,678	$19,959
Basic earnings per common share (2)	$0.76	$1.50	$1.53	$1.31	$1.94
Diluted earnings per common share (2)	$0.74	$1.46	$1.50	$1.26	$1.86
Common shares outstanding (2)	14,400,206	14,382,638	14,354,972	14,325,214	14,325,214
Weighted average common shares
Basic	14,359,691	14,371,120	14,335,950	14,252,120	10,292,566
Diluted	14,804,129	14,714,166	14,699,032	14,824,064	10,720,330
Shareholders’ equity per share	$18.78	$18.34	$16.82	$15.05	$13.41

Financial position (at period end):
Cash and cash equivalents	$18,709	$25,285	$22,051	$75,063	$92,953
Investment securities available for sale	415,238	416,329	414,050	415,610	446,198
Loans held for sale	430,857	620,799	535,908	415,189	291,868
Loans held for investment, net	1,358,982	1,308,974	1,268,703	1,235,253	1,295,471
Mortgage servicing rights	111,828	95,493	81,512	78,240	86,801
Other real estate owned	21,664	23,941	17,003	40,618	31,640
Total assets	2,508,251	2,631,230	2,511,269	2,427,203	2,368,729
Deposits	1,934,704	1,976,835	1,981,814	1,904,749	2,000,633
FHLB advances	183,590	259,090	131,597	65,590	57,919
Repurchase agreements	—	—	—	100,000	—
Shareholders’ equity	270,405	263,762	241,499	215,614	192,139

Financial position (averages):
Investment securities available for sale	$422,761	$418,261	$411,916	$431,875	$381,129
Loans held for investment	1,346,100	1,297,615	1,270,652	1,304,740	1,338,552
Total interest-earning assets	2,244,563	2,244,727	2,187,059	2,143,380	2,090,190
Total interest-bearing deposits	1,543,645	1,609,075	1,625,437	1,640,159	1,705,371
FHLB advances	147,097	122,516	112,839	79,490	57,919
Repurchase agreements	—	558	18,478	52,369	—
Total interest-bearing liabilities	1,752,599	1,794,006	1,818,611	1,833,875	1,825,147
Shareholders’ equity	274,355	262,163	231,361	207,344	140,794

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter ended
(dollars in thousands, except share data)	Mar. 31, 2013		Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Financial performance:
Return on average common shareholders’ equity (3)	15.95%		32.80%	38.02%	36.03%	56.70%
Return on average assets	1.75%		3.46%	3.60%	3.15%	3.45%
Net interest margin (1)(4)	2.81%	(5)	3.06%	3.12%	2.85%	2.51%
Efficiency ratio (6)	75.21%		63.13%	53.59%	65.48%	65.53%
Asset quality:
Allowance for credit losses	$28,594		$27,751	$27,627	$27,125	$35,402
Allowance for loan losses/total loans	2.04%		2.06%	2.11%	2.13%	2.64%
Allowance for loan losses/nonaccrual loans	88.40%		92.20%	71.80%	81.28%	46.58%
Total classified assets	$90,076		$86,270	$102,385	$137,165	$208,792
Classified assets/total assets	3.59%		3.28%	4.08%	5.66%	8.82%
Total nonaccrual loans (7)	$32,133		$29,892	$38,247	$33,107	$75,575
Nonaccrual loans/total loans	2.31%		2.23%	2.94%	2.62%	5.66%
Other real estate owned	$21,664		$23,941	$17,003	$40,618	$31,640
Total nonperforming assets	$53,797		$53,833	$55,250	$73,725	$107,215
Nonperforming assets/total assets	2.14%		2.05%	2.20%	3.04%	4.53%
Net charge-offs	$1,157		$3,876	$4,998	$10,277	$7,398
Regulatory capital ratios for the Bank:
Tier 1 leverage capital (to average assets)	11.97%		11.78%	10.86%	10.20%	9.33%
Tier 1 risk-based capital (to risk-weighted assets)	19.21%		18.05%	16.76%	15.83%	14.23%
Total risk-based capital (to risk-weighted assets)	20.47%		19.31%	18.01%	17.09%	15.50%
Other data:
Full-time equivalent employees (ending)	1,218		1,099	998	913	821

(1)	Certain prior period amounts have been reclassified between net interest income and noninterest income to conform to the current period presentation in all tables provided.

(2)	Per share data shown after giving effect to the 2-for-1 forward stock splits effective March 6, 2012 and November 5, 2012.

(3)	Net earnings available to common shareholders divided by average common shareholders’ equity.

(4)	Net interest income divided by total interest earning assets on a tax equivalent basis.

(5)
Net interest margin for the first quarter of 2013 includes $1.4 million in interest expense related to the correction of the cumulative effect of an immaterial error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.06%.

(6)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(7)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended March 31,		%
(in thousands, except share data)	2013	2012	Change
Interest income:
Loans	$18,049	$16,481	10%
Investment securities available for sale	2,659	2,238	19
Other	30	137	(78)
	20,738	18,856	10
Interest expense:
Deposits	3,489	4,879	(28)
Federal Home Loan Bank advances	292	675	(57)
Long-term debt	1,717	465	269
Other	5	4	25
	5,503	6,023	(9)
Net interest income	15,235	12,833	19
Provision for credit losses	2,000	—	NM
Net interest income after provision for credit losses	13,235	12,833	3
Noninterest income:
Net gain on mortgage loan origination and sale activities	53,913	29,496	83
Mortgage servicing income	3,072	7,873	(61)
Income from Windermere Mortgage Services Series LLC	620	1,166	(47)
Depositor and other retail banking fees	721	735	(2)
Insurance commissions	180	182	(1)
(Loss) gain on sale of investment securities available for sale	(48)	41	NM
Other	443	604	(27)
	58,901	40,097	47
Noninterest expense:
Salaries and related costs	35,062	21,351	64
General and administrative	10,888	5,273	106
Legal	611	435	40
Consulting	696	355	96
Federal Deposit Insurance Corporation assessments	567	1,240	(54)
Occupancy	2,802	1,790	57
Information services	2,996	1,723	74
Other real estate owned expense	2,135	2,520	(15)
	55,757	34,687	61
Income before income taxes	16,379	18,243	(10)
Income tax expense (benefit)	5,439	(1,716)	NM
NET INCOME	$10,940	$19,959	(45)

Basic income per share	$0.76	$1.94	(61)
Diluted income per share	$0.74	$1.86	(60)
Basic weighted average number of shares outstanding	14,359,691	10,292,566	40
Diluted weighted average number of shares outstanding	14,804,129	10,720,330	38

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Interest income:
Loans	$18,049	$18,713	$18,512	$17,351	$16,481
Investment securities available for sale	2,659	2,186	2,517	2,449	2,238
Other	30	27	24	56	137
	20,738	20,926	21,053	19,856	18,856
Interest expense:
Deposits	3,489	3,756	3,908	4,198	4,879
Federal Home Loan Bank advances	292	282	297	535	675
Securities sold under agreements to repurchase	—	1	19	50	—
Long-term debt	1,717	292	305	271	465
Other	5	4	4	3	4
	5,503	4,335	4,533	5,057	6,023
Net interest income	15,235	16,591	16,520	14,799	12,833
Provision for credit losses	2,000	4,000	5,500	2,000	—
Net interest income after provision for credit losses	13,235	12,591	11,020	12,799	12,833
Noninterest income:
Net gain on mortgage loan origination and sale activities	53,913	68,753	65,233	46,727	29,496
Mortgage servicing income	3,072	651	506	7,091	7,873
Income from Windermere Mortgage Services Series LLC	620	516	1,188	1,394	1,166
Loss on debt extinguishment	—	—	—	(939)	—
Depositor and other retail banking fees	721	800	756	771	735
Insurance commissions	180	193	192	177	182
Gain (loss) on sale of investment securities available for sale	(48)	141	397	911	41
Other	443	666	704	611	604
	58,901	71,720	68,976	56,743	40,097
Noninterest expense:
Salaries and related costs	35,062	38,680	31,573	28,224	21,351
General and administrative	10,888	8,322	7,033	6,725	5,273
Legal	611	325	312	724	435
Consulting	696	1,291	1,069	322	355
Federal Deposit Insurance Corporation assessments	567	803	794	717	1,240
Occupancy	2,802	2,425	2,279	2,092	1,790
Information services	2,996	2,739	2,411	1,994	1,723
Other real estate owned expense	2,135	1,169	348	6,049	2,520
	55,757	55,754	45,819	46,847	34,687
Income before income tax expense	16,379	28,557	34,177	22,695	18,243
Income tax expense (benefit)	5,439	7,060	12,186	4,017	(1,716)
NET INCOME	$10,940	$21,497	$21,991	$18,678	$19,959

Basic income per share	$0.76	$1.50	$1.53	$1.31	$1.94
Diluted income per share	$0.74	$1.46	$1.50	$1.26	$1.86
Basic weighted average number of shares outstanding	14,359,691	14,371,120	14,335,950	14,252,120	10,292,566
Diluted weighted average number of shares outstanding	14,804,129	14,714,166	14,699,032	14,824,064	10,720,330

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Mar. 31, 2013	Dec. 31, 2012	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $7,183 and $12,414)	$18,709	$25,285	(26)%
Investment securities available for sale	415,238	416,329	—
Loans held for sale (includes $419,106 and $600,305 carried at fair value)	430,857	620,799	(31)
Loans held for investment (net of allowance for loan losses of $28,405 and $27,561)	1,358,982	1,308,974	4
Mortgage servicing rights (includes $102,678 and $87,396 carried at fair value)	111,828	95,493	17
Other real estate owned	21,664	23,941	(10)
Federal Home Loan Bank stock, at cost	36,037	36,367	(1)
Premises and equipment, net	16,893	15,232	11
Accounts receivable and other assets	98,043	88,810	10
Total assets	$2,508,251	$2,631,230	(5)
Liabilities and shareholders’ equity
Liabilities:
Deposits	$1,934,704	$1,976,835	(2)
Federal Home Loan Bank advances	183,590	259,090	(29)
Accounts payable and other liabilities	57,695	69,686	(17)
Long-term debt	61,857	61,857	—
Total liabilities	2,237,846	2,367,468	(5)
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000
Issued and outstanding, 14,400,206 shares and 14,382,638 shares	511	511	—
Additional paid-in capital	90,687	90,189	1
Retained earnings	173,229	163,872	6
Accumulated other comprehensive income	5,978	9,190	(35)
Total shareholders’ equity	270,405	263,762	3
Total liabilities and shareholders’ equity	$2,508,251	$2,631,230	(5)

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Assets:
Cash and cash equivalents	$18,709	$25,285	$22,051	$75,063	$92,953
Investment securities available for sale	415,238	416,329	414,050	415,610	446,198
Loans held for sale	430,857	620,799	535,908	415,189	291,868
Loans held for investment, net	1,358,982	1,308,974	1,268,703	1,235,253	1,295,471
Mortgage servicing rights	111,828	95,493	81,512	78,240	86,801
Other real estate owned	21,664	23,941	17,003	40,618	31,640
Federal Home Loan Bank stock, at cost	36,037	36,367	36,697	37,027	37,027
Premises and equipment, net	16,893	15,232	13,060	10,226	7,034
Accounts receivable and other assets	98,043	88,810	122,285	119,977	79,737
Total assets	$2,508,251	$2,631,230	$2,511,269	$2,427,203	$2,368,729
Liabilities and shareholders’ equity
Liabilities:
Deposits	$1,934,704	$1,976,835	$1,981,814	$1,904,749	$2,000,633
Federal Home Loan Bank advances	183,590	259,090	131,597	65,590	57,919
Securities sold under agreements to repurchase	—	—	—	100,000	—
Accounts payable and other liabilities	57,695	69,686	94,502	79,393	56,181
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	2,237,846	2,367,468	2,269,770	2,211,589	2,176,590
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000	511	511	511	511	511
Additional paid-in capital	90,687	90,189	89,264	88,637	86,755
Retained earnings	173,229	163,872	142,375	120,384	101,705
Accumulated other comprehensive income	5,978	9,190	9,349	6,082	3,168
Total shareholders’ equity	270,405	263,762	241,499	215,614	192,139
Total liabilities and shareholders’ equity	$2,508,251	$2,631,230	$2,511,269	$2,427,203	$2,368,729

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended March 31,
	2013				2012
(in thousands)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$22,700	$16	0.29%		$205,445	$134	0.26%
Investment securities	422,761	3,161	2.99%		381,129	2,489	2.61%
Loans held for sale	453,002	3,745	3.31%		165,064	1,542	3.74%
Loans held for investment	1,346,100	14,337	4.28%		1,338,552	14,977	4.49%
Total interest-earning assets	2,244,563	21,259	3.80%		2,090,190	19,142	3.67%
Noninterest-earning assets (2)	250,695				221,344
Total assets	$2,495,258				$2,311,534
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$181,421	158	0.35%		$138,124	115	0.33%
Savings accounts	105,490	104	0.40%		73,724	83	0.45%
Money market accounts	695,688	857	0.50%		525,191	719	0.55%
Certificate accounts	561,046	2,370	1.71%		968,332	3,961	1.64%
Total interest-bearing deposits	1,543,645	3,489	0.92%		1,705,371	4,878	1.15%
FHLB advances	147,097	292	0.80%		57,919	675	4.67%
Long-term debt	61,857	1,717	11.10%	(3)	61,857	465	3.01%
Other borrowings	—	4	—%		—	4	—%
Total interest-bearing liabilities	1,752,599	5,502	1.27%		1,825,147	6,022	1.33%
Other noninterest-bearing liabilities	468,304				345,593
Total liabilities	2,220,903				2,170,740
Shareholders’ equity	274,355				140,794
Total liabilities and shareholders’ equity	$2,495,258				$2,311,534
Net interest income (4)		$15,757				$13,120
Net interest spread			2.53%				2.34%
Impact of noninterest-bearing sources			0.28%				0.17%
Net interest margin			2.81%	(3)			2.51%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Interest expense for the first quarter of 2013 includes $1.4 million related to the correction of the cumulative effect of an immaterial error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.06%.

(4)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $522 thousand and $287 thousand for the quarters ended March 31, 2013 and March 31, 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Five Quarter Investment Securities Available for Sale

(in thousands, except for duration data)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Mortgage-backed securities:
Residential	$69,448	$62,853	$63,365	$48,136	$40,575
Commercial	14,407	14,380	14,532	14,602	14,410
Municipal bonds	131,047	129,175	128,595	126,681	79,051
Collateralized mortgage obligations:
Residential	150,113	170,199	167,513	185,970	245,889
Commercial	19,795	9,043	9,110	9,165	10,019
Agency	—	—	—	—	25,007
U.S. Treasury	30,428	30,679	30,935	31,056	31,247
	$415,238	$416,329	$414,050	$415,610	$446,198
Weighted average duration in years	5.0	4.9	5.0	5.1	5.1

Five Quarter Loans Held for Investment

(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Consumer loans
Single family	$730,553	$673,865	$602,164	$537,174	$506,103
Home equity	132,537	136,746	141,343	147,587	152,924
	863,090	810,611	743,507	684,761	659,027
Commercial loans
Commercial real estate	387,819	361,879	360,919	370,064	391,727
Multifamily	21,859	17,012	36,912	47,069	56,328
Construction/land development	43,600	71,033	77,912	83,797	158,552
Commercial business	73,851	79,576	80,056	79,980	68,932
	527,129	529,500	555,799	580,910	675,539
	1,390,219	1,340,111	1,299,306	1,265,671	1,334,566
Net deferred loan fees and discounts	(2,832)	(3,576)	(3,142)	(3,508)	(3,891)
	1,387,387	1,336,535	1,296,164	1,262,163	1,330,675
Allowance for loan losses	(28,405)	(27,561)	(27,461)	(26,910)	(35,204)
	$1,358,982	$1,308,974	$1,268,703	$1,235,253	$1,295,471

HomeStreet, Inc. and Subsidiaries
Five Quarter Credit Quality Activity

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Allowance for credit losses (roll-forward):
Beginning balance	$27,751	$27,627	$27,125	$35,402	$42,800
Provision for credit losses	2,000	4,000	5,500	2,000	—
(Charge-offs), net of recoveries	(1,157)	(3,876)	(4,998)	(10,277)	(7,398)
Ending balance	$28,594	$27,751	$27,627	$27,125	$35,402
Components:
Allowance for loan losses	$28,405	$27,561	$27,461	$26,910	$35,204
Allowance for unfunded commitments	189	190	166	215	198
Allowance for credit losses	$28,594	$27,751	$27,627	$27,125	$35,402

Allowance as a % of loans held for investment	2.04%	2.06%	2.11%	2.13%	2.64%
Allowance as a % of nonaccrual loans	88.40%	92.20%	71.80%	81.28%	46.58%

Nonperforming assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Beginning balance	$53,833	$55,250	$73,725	$107,215	$115,056
Additions	6,511	9,973	20,703	13,208	18,776
Reductions:
Charge-offs	(1,157)	(3,876)	(4,441)	(10,277)	(7,398)
OREO sales	(2,117)	(2,028)	(25,946)	(9,804)	(8,878)
OREO writedowns	(638)	(1,216)	(2,623)	(5,578)	(2,754)
Principal paydown, payoff advances and other adjustments	(2,529)	(1,807)	(4,794)	(12,037)	(1,321)
Transferred back to accrual status	(106)	(2,463)	(1,374)	(9,002)	(6,266)
Total reductions	(6,547)	(11,390)	(39,178)	(46,698)	(26,617)
Net additions/(reductions)	(36)	(1,417)	(18,475)	(33,490)	(7,841)
Ending balance	$53,797	$53,833	$55,250	$73,725	$107,215

HomeStreet, Inc. and Subsidiaries
Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$15,282	$13,304	$12,900	$7,530	$14,290
Home equity	2,917	2,970	1,024	1,910	1,853
	18,199	16,274	13,924	9,440	16,143
Commercial
Commercial real estate	6,122	6,403	16,186	14,265	9,222
Construction/land development	5,974	5,042	5,848	9,373	49,708
Commercial business	1,838	2,173	2,289	29	502
	13,934	13,618	24,323	23,667	59,432
Total loans on nonaccrual	$32,133	$29,892	$38,247	$33,107	$75,575
Nonaccrual loans as a percentage of total loans	2.31%	2.23%	2.94%	2.62%	5.66%

Other real estate owned:
Consumer
Single family	$4,069	$4,071	$2,787	$3,142	$3,243
	4,069	4,071	2,787	3,142	3,243
Commercial
Commercial real estate	8,440	10,283	3,489	3,184	284
Construction/land development	9,155	9,587	10,727	34,292	28,113
	17,595	19,870	14,216	37,476	28,397
Total other real estate owned	$21,664	$23,941	$17,003	$40,618	$31,640

Nonperforming assets:
Consumer
Single family	$19,351	$17,375	$15,687	$10,672	$17,533
Home equity	2,917	2,970	1,024	1,910	1,853
	22,268	20,345	16,711	12,582	19,386
Commercial
Commercial real estate	14,562	16,686	19,675	17,449	9,506
Construction/land development	15,129	14,629	16,575	43,665	77,821
Commercial business	1,838	2,173	2,289	29	502
	31,529	33,488	38,539	61,143	87,829
Total nonperforming assets	$53,797	$53,833	$55,250	$73,725	$107,215
Nonperforming assets as a percentage of total assets	2.14%	2.05%	2.20%	3.04%	4.53%

HomeStreet, Inc. and Subsidiaries
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans

March 31, 2013
Total loans held for investment	$11,913	$5,765	$74,918	$92,596	$1,297,623	$1,390,219
Less: FHA/VA loans(1)	7,458	3,865	42,785	54,108	27,075	81,183
Total loans, excluding FHA/VA loans	$4,455	$1,900	$32,133	$38,488	$1,270,548	$1,309,036

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$3,713	$1,673	$15,281	$20,667	$628,703	$649,370
Home equity	742	227	2,917	3,886	128,651	132,537
	4,455	1,900	18,198	24,553	757,354	781,907
Commercial loans
Commercial real estate	—	—	6,123	6,123	381,696	387,819
Multifamily	—	—	—	—	21,859	21,859
Construction/land development	—	—	5,974	5,974	37,626	43,600
Commercial business	—	—	1,838	1,838	72,013	73,851
	—	—	13,935	13,935	513,194	527,129
	$4,455	$1,900	$32,133	$38,488	$1,270,548	$1,309,036

December 31, 2012
Total loans held for investment	$12,703	$4,974	$70,550	$88,227	$1,251,884	$1,340,111
Less: FHA/VA loans(1)	6,839	3,700	40,658	51,197	24,257	75,454
Total loans, excluding FHA/VA loans	$5,864	$1,274	$29,892	$37,030	$1,227,627	$1,264,657

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family (1)	$5,077	$1,032	$13,304	$19,413	$578,998	$598,411
Home equity	787	242	2,970	3,999	132,747	136,746
	5,864	1,274	16,274	23,412	711,745	735,157
Commercial loans
Commercial real estate	—	—	6,403	6,403	355,476	361,879
Multifamily	—	—	—	—	17,012	17,012
Construction/land development	—	—	5,042	5,042	65,991	71,033
Commercial business	—	—	2,173	2,173	77,403	79,576
	—	—	13,618	13,618	515,882	529,500
	$5,864	$1,274	$29,892	$37,030	$1,227,627	$1,264,657

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings by Accrual and Nonaccrual Status

(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Accrual
Consumer loans
Single family	$69,792	$67,483	$67,647	$73,743	$70,977
Home equity	2,338	2,288	2,705	2,538	2,145
	72,130	69,771	70,352	76,281	73,122
Commercial loans
Commercial real estate	21,046	21,071	16,540	16,539	25,778
Multifamily	3,211	3,221	6,030	6,038	6,045
Construction/land development	4,487	6,365	13,802	7,875	7,978
Commercial business	137	147	154	162	287
	28,881	30,804	36,526	30,614	40,088
	$101,011	$100,575	$106,878	$106,895	$113,210
Nonaccrual
Consumer loans
Single family	$4,593	$3,931	$6,210	$1,395	$4,090
Home equity	134	465	64	231	347
	4,727	4,396	6,274	1,626	4,437
Commercial loans
Commercial real estate	770	770	7,716	9,037	—
Construction/land development	4,625	5,042	5,845	9,370	17,929
Commercial business	—	—	22	29	360
	5,395	5,812	13,583	18,436	18,289
	$10,122	$10,208	$19,857	$20,062	$22,726
Total
Consumer loans
Single family	$74,385	$71,414	$73,857	$75,138	$75,067
Home equity	2,472	2,753	2,769	2,769	2,492
	76,857	74,167	76,626	77,907	77,559
Commercial loans
Commercial real estate	21,816	21,841	24,256	25,576	25,778
Multifamily	3,211	3,221	6,030	6,038	6,045
Construction/land development	9,112	11,407	19,647	17,245	25,907
Commercial business	137	147	176	191	647
	34,276	36,616	50,109	49,050	58,377
	$111,133	$110,783	$126,735	$126,957	$135,936

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings - Re-Defaults

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012

Recorded investment of re-defaults(1)
Consumer loans
Single family	$1,423	$1,386	$5,123	$1,364	$760
Home equity	22	—	—	—	34
	1,445	1,386	5,123	1,364	794
Commercial loans
Commercial real estate	770	—	7,716	—	—
Commercial business	—	—	—	29	—
	770	—	7,716	29	—
	$2,215	$1,386	$12,839	$1,393	$794

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations

Mortgage Servicing Income

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Servicing income, net:
Servicing fees and other	$7,607	$7,523	$7,168	$6,705	$6,436
Changes in fair value of single family MSRs due to modeled amortization (1)	(5,106)	(6,280)	(5,360)	(4,052)	(4,969)
Amortization of multifamily MSRs	(490)	(463)	(598)	(462)	(491)
	2,011	780	1,210	2,191	976
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	3,579	2,489	(5,565)	(15,354)	7,411
Net gain (loss) from derivatives economically hedging MSR	(2,518)	(2,618)	4,861	20,254	(514)
	1,061	(129)	(704)	4,900	6,897
Mortgage servicing income	$3,072	$651	$506	$7,091	$7,873

(1)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Loans Serviced for Others

(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Single family
U.S. government agency MBS	$9,352,404	$8,508,458	$7,724,562	$7,061,232	$6,530,578
Other	348,992	362,230	385,107	407,750	416,700
	9,701,396	8,870,688	8,109,669	7,468,982	6,947,278
Commercial
Multifamily	737,007	727,118	760,820	772,473	766,433
Other	52,825	53,235	53,617	56,840	59,370
	789,832	780,353	814,437	829,313	825,803
Total loans serviced for others	$10,491,228	$9,651,041	$8,924,106	$8,298,295	$7,773,081

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Beginning balance	$87,396	$73,787	$70,585	$79,381	$70,169
Additions and amortization:
Originations	16,806	17,397	14,121	10,598	6,723
Purchases	3	3	6	12	47
Changes due to modeled amortization (1)	(5,106)	(6,280)	(5,360)	(4,052)	(4,969)
Net additions and amortization	11,703	11,120	8,767	6,558	1,801
Changes in fair value due to changes in model inputs and/or assumptions (2)	3,579	2,489	(5,565)	(15,354)	7,411
Ending balance	$102,678	$87,396	$73,787	$70,585	$79,381
Ratio of MSR carrying value to related loans serviced for others	1.03%	0.99%	0.91%	0.95%	1.14%
MSR servicing fee multiple (3)	3.36	3.13	2.81	2.82	3.30
Weighted-average note rate (loans serviced for others)	4.24%	4.34%	4.52%	4.69%	4.83%
Weighted-average servicing fee (loans serviced for others)	0.31%	0.31%	0.33%	0.34%	0.35%

(1)	Represents changes due to collection/realization of expected future cash flows.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Beginning balance	$8,097	$7,725	$7,655	$7,420	$7,112
Originations	1,543	835	668	697	799
Amortization	(490)	(463)	(598)	(462)	(491)
Ending balance	$9,150	$8,097	$7,725	$7,655	$7,420
Ratio of MSR carrying value to related loans serviced for others	1.16%	1.04%	0.95%	0.92%	0.90%
MSR servicing fee multiple (1)	2.89	2.70	2.47	2.45	2.41
Weighted-average note rate (loans serviced for others)	5.25%	5.38%	5.48%	5.54%	5.60%
Weighted-average servicing fee (loans serviced for others)	0.40%	0.38%	0.38%	0.38%	0.37%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Mortgage Banking Activity

	Quarter ended
(in thousands)	Mar. 31, 2013		Dec. 31, 2012		Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Production volumes:
Single family mortgage closed loan volume (1)	$1,192,156		$1,518,971		$1,368,238	$1,068,656	$712,302
Single family mortgage interest rate lock commitments	1,035,822		1,254,954		1,313,182	1,303,390	915,141
Single family mortgage loans sold	1,360,344		1,434,947		1,238,879	962,704	534,310

Multifamily mortgage originations	$49,119		$40,244		$20,209	$35,908	$15,713
Multifamily mortgage loans sold	50,587		33,689		26,515	27,178	31,423

Net gain on mortgage loan origination and sale activities:
Single family:
Secondary marketing gains(2)	$27,429		$40,757		$42,021	$29,950	$17,057
Provision for repurchase losses(3)	—		(123)		(526)	(1,930)	(390)
Net gain from secondary marketing activities	27,429		40,634		41,495	28,020	16,667
Mortgage servicing rights originated	16,806		17,397		14,121	10,598	6,723
Loan origination and funding fees	7,753		9,091		8,577	7,070	4,944
Total single family	51,988		67,122		64,193	45,688	28,334
Multifamily	1,925		1,631		1,040	1,039	1,162
Total net gain on mortgage loan origination and sale activities	$53,913		$68,753		$65,233	$46,727	$29,496

Single family margins (in basis points):
Mortgage servicing rights originated / mortgage loans sold	124		121		114	110	126
Secondary marketing gains, net of repurchase provision / interest rate lock commitments	223	(4)	313	(5)	316	215	182
Loan origination and funding fees / mortgage originations(1)	65		60		63	66	69
Composite Margin	412	(4)	494	(5)	493	391	377

(1)	Represents single family mortgage production volume designated for sale during each respective period.

(2)
Comprised of gains and losses on single family loans, interest rate lock commitments and forward sale commitments used to economically hedge loans held for sale, less premiums paid to Windermere Mortgage Services Series LLC on loans purchased or committed to be purchased and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(3)	Represents changes in estimated probable future repurchase losses on previously sold loans.

(4)
Excludes the impact of a $4.3 million upward adjustment related to a change in accounting estimate that resulted from a change in the application of the valuation methodology used to value the Company's interest rate lock commitments. Including the impact of this cumulative effect adjustment, the secondary marketing gain margin and Composite Margin were 265 and 454 basis points, respectively, in the first quarter of 2013.

(5)
Excludes the impact of a $1.3 million correction that was recorded in secondary marketing gains in the fourth quarter of 2012 for the cumulative effect of an error in prior years related to the fair value measurement of loans held for sale. Including the impact of this correction, the secondary marketing gain margin and Composite Margin were 324 and 505 basis points, respectively, in the fourth quarter of 2012.

HomeStreet, Inc. and Subsidiaries
Five Quarter Deposits

(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$83,202	$83,563	$77,149	$64,404	$68,245
Interest-bearing transaction and savings deposits:
NOW accounts	236,744	174,699	172,086	170,098	154,670
Statement savings accounts due on demand	108,627	103,932	104,239	88,104	79,438
Money market accounts due on demand	734,647	683,906	675,363	630,798	559,563
Total interest-bearing transaction and savings deposits	1,080,018	962,537	951,688	889,000	793,671
Total transaction and savings deposits	1,163,220	1,046,100	1,028,837	953,404	861,916
Certificates of deposit	523,208	655,467	684,604	755,646	890,694
Noninterest-bearing accounts - other	248,276	275,268	268,373	195,699	248,023
Total deposits	$1,934,704	$1,976,835	$1,981,814	$1,904,749	$2,000,633

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	4.3%	4.2%	3.9%	3.4%	3.4%
Interest-bearing transaction and savings deposits:
NOW accounts	12.2	8.8	8.7	8.9	7.7
Statement savings accounts due on demand	5.6	5.3	5.3	4.6	4.0
Money market accounts due on demand	38.0	34.6	34.1	33.1	28.0
Total interest-bearing transaction and savings deposits	55.8	48.7	48.1	46.6	39.7
Total transaction and savings deposits	60.1	52.9	52.0	50.0	43.1
Certificates of deposit	27.0	33.2	34.5	39.7	44.5
Noninterest-bearing accounts - other	12.9	13.9	13.5	10.3	12.4
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%